Exhibit 1.1

Execution Version

UNITED AIRLINES HOLDINGS, INC.

Up to 37,000,000 Shares
Common Stock
($0.01 par value per Share)

Equity Distribution Agreement

March 3, 2021

Morgan Stanley & Co. LLC	Credit Agricole Securities (USA) Inc.
1585 Broadway	1301 Avenue of the Americas
New York, New York 10036	New York, New York 10019

AmeriVet Securities, Inc.	Credit Suisse Securities (USA) LLC
1155 Avenue of the Americas, 14th Floor	Eleven Madison Avenue
New York, New York 10036	New York, New York 10010

Barclays Capital Inc.	Deutsche Bank Securities Inc.
745 Seventh Avenue	60 Wall Street, 2nd Floor
New York, New York 10019	New York, New York 10005

BofA Securities, Inc.	Goldman Sachs & Co. LLC
One Bryant Park	200 West Street
New York, New York 10036	New York, New York 10282

BBVA Securities Inc.	J.P. Morgan Securities LLC
1345 Avenue of the Americas, 44th Floor	383 Madison Avenue
New York, New York 10105	New York, New York 10179

BNP Paribas Securities Corp.	Loop Capital Markets LLC
787 Seventh Avenue	111 West Jackson Blvd., Suite 1901
New York, New York 10019	Chicago, Illinois 60604

Citigroup Global Markets Inc.	Wells Fargo Securities, LLC
388 Greenwich Street	500 West 33rd Street,
New York, New York 10013	New York, New York 10001

Ladies and Gentlemen:

United Airlines Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Morgan Stanley & Co. LLC, AmeriVet Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Loop Capital Markets LLC and Wells Fargo Securities, LLC (collectively, the “Managers”) as set forth below.

The Company and United Airlines Inc. (“United”) filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-250153) relating to securities, including the Shares (as defined herein) (the “Shelf Securities”), to be issued from time to time by the Company. The registration statement (including the respective exhibits thereto and the respective documents filed by the Company and United with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein), as amended to and including the date of this Agreement, including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) as of the time of the first contract of sale for the Shares, and any registration statement filed to register the offer and sale of the Shares pursuant to Rule 462(b) of the rules and regulations adopted by the Commission, and including any new registration statement, post-effective amendment to such registration statement or new shelf registration statement as may have been filed pursuant to Section 4(c) of this Agreement, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated November 17, 2020 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Base Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to the Managers in connection with the offering of the Shares.  Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement, if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement”, “Base Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend”, as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any free writing prospectus, shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference therein.

1.            Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, up to 37,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2.            Representations and Warranties. The Company represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

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(a)          The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement and at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2), the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Company at the time the Registration Statement was initially filed was, and as of the date hereof is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement did not, as of any effective date, and does not, as of the date hereof, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus, as amended and supplemented, if the Company shall have made any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date hereof, complies and the Prospectus complies, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Registration Statement, the Base Prospectus and the Prospectus did not, as of each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act) used in connection with the offering of the Shares does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified and, when taken together with the Prospectus, as amended and supplemented, each such “issuer free writing prospectus”, as amended and supplemented, did not as of the Applicable Time, and will not as of the Settlement Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon (A) written information furnished to the Company by any Manager expressly for use therein or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(b)          The documents incorporated by reference in the Base Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

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(c)          The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company has not prepared, used or referred to, any free writing prospectus in connection with the offering of the Shares.

(d)          The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(e)          The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at-the-market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(f)           The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(g)          United has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and United is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company that constitutes a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof (each, a “Subsidiary”), has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Prospectus, each Subsidiary’s capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h)          Except as described in the Prospectus, neither the Company nor United is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or United pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company or United is a party or by which the Company or United may be bound or to which any of the property or assets of the Company or United is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Company Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or United or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or United.

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(i)           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement, or the consummation of the transactions contemplated hereby, except (x) the filing of the Prospectus Supplement and the filing of a Form 8-K announcing this Agreement, (y) such as has been previously obtained or made by the Company and are in full force and effect and (z) such as may be required under the securities or “blue sky” or similar laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(j)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)           The Shares have been duly authorized for issuance by the Company and sale pursuant to this Agreement and such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Common Stock conforms in all material respects to the description thereof and to all statements relating thereto contained in the Prospectus.

(l)           The consolidated financial statements of the Company incorporated by reference in the Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Prospectus present the information required to be stated therein.

(m)         United is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

(n)          Except as disclosed in the Prospectus, the Company has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Company Material Adverse Effect; and except as disclosed in the Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would have a Company Material Adverse Effect.

(o)          Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of its properties that individually (or in the aggregate in the case of any class of related lawsuits) could reasonably be expected to result in a Company Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

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(p)          Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Company Material Adverse Effect.

(q)          The Company and United have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective business in the manner described in the Prospectus and to consummate the transactions contemplated hereby, except for those previously obtained or as may be required under the Securities Act or the rules of FINRA or to the extent that the failure to so obtain, declare or file would not have a Company Material Adverse Effect.

(r)           Except as disclosed in the Prospectus, (x) neither the Company nor United is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Company Material Adverse Effect, and (y) neither the Company nor United is aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Company Material Adverse Effect.

(s)          Ernst & Young LLP, who examined and issued an auditors’ report with respect to the consolidated financial statements of the Company and United and the financial statement schedules of the Company and United, if any, included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act.

(t)           Each Prospectus Supplement and Interim Prospectus Supplement filed pursuant to Rule 424 under the Securities Act and included in the Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)          Each of the Company and United is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act.

(v)          This Agreement will, upon execution and delivery thereof conform in all material respects to the descriptions thereof contained in the Prospectus.

(w)            The Company and United each (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company or United, as applicable, and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(x)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)          Except as set forth in the Prospectus, (A) the Company and United maintain required “disclosure controls and procedures” (as defined in Rules 13(a)-15(e) and 15d-15(e) under the Exchange Act, as applicable) and (B) the “disclosure controls and procedures” of the Company and United are designed to reasonably ensure that material information (both financial and non-financial) required to be disclosed by it in the reports that it files or furnishes under the Exchange Act is communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of its Chief Executive Officer and Chief Financial Officer required under the Exchange Act with respect to such reports.

(z)          The Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the Foreign Corrupt Practices Act of 1977, as amended, and to the knowledge of the Company, the Company and its subsidiaries have conducted their businesses in compliance with such policies and procedures.

(aa)        Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge any of its affiliates, has taken nor will take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares (it being understood that the purchase of any Shares will not be deemed to constitute stabilization or manipulation of the price of the shares of Common Stock).

(bb)        The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any U.S. governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)         None of the Company, nor any of its subsidiaries (collectively, the “Company Entity”) or, to the knowledge of the Company, any director, executive officer or affiliate of the Company Entity, is an individual or entity (“Person”) that is itself, or is controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); and the Company represents and covenants that the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in this offering, whether as underwriter, advisor, investor or otherwise).

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(dd)        Since January 1, 2019, except as would not be expected to have a Company Material Adverse Effect or as publicly disclosed in the Prospectus, to the Company’s knowledge, (i)(x) there has been no material security breach or other material compromise of or relating to the Company’s or any Relevant Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of, any event or condition that could reasonably be expected to result in any material security breach or other material compromise to the Company’s or any Relevant Subsidiary’s IT Systems and Data; (ii) the Company and the Relevant Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority (in each case having competent jurisdiction), and material contractual obligations relating to the privacy and security of IT Systems and Data and, to the extent reasonably practicable, to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and the Relevant Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. For purposes of this clause (dd), “Relevant Subsidiaries” means any subsidiaries of the Company that own or license, in their own name, IT Systems and Data.

(ee)        No holder of securities of the Company has any rights to the registration of the offer and sale of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated in this Agreement, except as disclosed in the Registration Statement and the Prospectus and properly waived.

(ff)          Except as disclosed in the Registration Statement and the Prospectus, the authorized, issued and outstanding Common Stock of the Company as of the latest balance sheet date is as set forth in the balance sheet included in or incorporated by reference into the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company.

Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by (and only by) the Company, as to matters covered thereby, to the Managers.

3.            Sale and Delivery of Shares.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

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(i)            The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Manager on any day that (A) is a trading day for Nasdaq Global Select Market (“Nasdaq”), (B) the Company, through any of the individuals listed as an authorized representative of the Company on Schedule I hereto (which such Schedule I may be amended by the Company from time to time by written notice to the Managers), has instructed such Manager by telephone or electronic mail, which order shall be confirmed promptly by such Manager (and accepted by the Company) by electronic mail to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement; provided, however, the Company may sell the Shares through only one Manager in any single trading day. The Company will designate the maximum amount of the Shares to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Manager shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by such Manager under this Section 3(a) on Nasdaq at the time of sale of such Shares.

(ii)           The Company acknowledges and agrees that (A) there can be no assurance that the applicable Manager will be successful in selling the Shares, (B) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) such Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company.

(iii)          The Company shall not authorize the issuance and sale of, and the applicable Manager shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Manager in writing.

(iv)          Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Securities Act and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the applicable Manager pursuant to a Terms Agreement.

(v)          The compensation to a Manager for sales of the Shares with respect to which such Manager act as sales agent under this Agreement shall be up to 1.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) (such compensation, the “Manager Compensation”) and payable as described in the succeeding subsection (vii) below. The foregoing rate of compensation shall not apply when a Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

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(vi)          The Managers shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on Nasdaq each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds (as defined below) to the Company, and the compensation payable by the Company to the Managers with respect to such sales.

(vii)         Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second business day following the date on which such sales are made (each such day, a “Settlement Date”), or on some other date that is agreed upon by the Company and a Manager in connection with a particular transaction. On each Settlement Date, the Shares sold through the Managers for settlement on such date shall be issued and delivered by the Company to the Managers against payment of the proceeds for the sale of such Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold will be equal to (i) the aggregate offering price received by the Managers at which such Shares sold (the “Gross Proceeds”), after deduction for (A) the Manager Compensation, (B) any other amounts due and payable by the Company to the Managers hereunder pursuant to Section 5 hereof, and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) (such net amount, the “Net Proceeds”) or (ii) the Gross Proceeds.  In the event that a Manager delivers the Gross Proceeds to the Company at a Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from such Manager to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof. Settlement for all such Shares shall be effected by free delivery of the Shares to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Managers harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If any Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, such Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii)        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k) and each Filing Date (as defined in Section 4(w)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix)           Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and a Manager shall not be obligated to sell during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information; provided, however, that if the Company wishes to offer or sell Shares to a Manager as sales agent at any time during such period, the Company shall file with the Commission, to the extent necessary, such material non-public information.

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(x)           The Company or such Manager (with respect to itself only) may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate an offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(b)          If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)          Each sale of the Shares to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of the Managers to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, managers acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d)          Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof.

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(e)           If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and any Manager shall not be obligated to sell, during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information.

4.              Agreements. The Company agrees with each Manager that:

(a)            During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Managers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which any Manager reasonably objects unless the Company is advised by counsel that such amendment or supplement is required by law. The Company has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Notwithstanding the foregoing, the Company shall not be obligated to provide notice of or furnish copies of any report or statement filed with the Commission to the extent it is available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval System. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the relevant Manager(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Manager(s) in such quantities as such Manager may reasonably request.

(c)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request. References herein to the Registration Statement shall include such amended or new shelf registration statement.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)           The Company will furnish to the Managers and Managers’ Counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Managers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, or to file any general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

(g)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any subsidiary of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least three Business Days prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that (a) the Company may issue and sell Common Stock pursuant to this Agreement or any Terms Agreement, (b) the Company may issue, grant or sell Common Stock, options or other equity awards pursuant to, and file a registration statement on Form S-8 or any successor form related to, any equity incentive plan, inducement plan employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company disclosed in the Prospectus, (c) the Company may issue Common Stock issuable upon the conversion or exercise of securities and (d) the Company may issue warrants pursuant to any government relief program.

(i)            The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)            The Company will, at any time during any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(w) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) the Company files an annual report on Form 10-K under the Exchange Act or files its quarterly reports on Form 10-Q under the Exchange Act, (iii) the Company files a report on Form 8-K containing amended financial statements (other than an earnings release or other information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act, (iv) the Shares are delivered to the Managers as principal at the Time of Delivery pursuant to a Terms Agreement or (v) otherwise as the Managers may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) (iv) and (v) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers within two Business Days of the applicable Representation Date a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing, the requirement to provide counsel opinions, certificates, comfort letters, documents and due diligence sessions under this Section 4 shall be automatically waived at a time which no offering of Shares under this Agreement is ongoing, no sales of Shares by the Manager is pending or no Terms Agreement in in effect, which waiver shall continue until the date the Company delivers an authorization by the Company to the Managers to sell Shares pursuant to this Agreement or any Terms Agreement. If the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with counsel opinions, certificates, comfort letters, documents and due diligence sessions under this Section 4, then before the Agent sells any Shares pursuant to this Agreement or a Terms Agreement, the Company shall cause the counsel opinions, certificates, comfort letters, documents and due diligence sessions that would be delivered on a Representation Date to be delivered.

(l)            On the initial Representation Date and thereafter within two Business Days of each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion and negative assurance letter of Sidley Austin LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Managers, and a written opinion of the Senior Vice President and General Counsel of the Company (“In-House Counsel”), each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions and negative assurance letter referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions and negative assurance letter.

(m)          On the initial Representation Date and thereafter within two Business Days of each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), Milbank LLP, counsel to the Managers (“Managers’ Counsel”), shall deliver a written opinion and negative assurance letter, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter.

(n)           On the initial Representation Date and thereafter within two Business Days of each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall cause Ernst & Young LLP, or other independent accountants satisfactory to the Managers forthwith (the “Accountants”), to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request.

(p)           The Company consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)           If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Shares.

(r)            Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s)           The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on Nasdaq and to maintain such listing.

(t)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(u)           The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(v)           The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(w)          The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Managers pursuant to this Agreement, the average price of such Shares and the Net Proceeds to the Company, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by a Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) (an “Interim Prospectus Supplement”), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through a Manager pursuant to this Agreement, the average price of such Shares and the Net Proceeds to the Company and deliver such number of copies of each such prospectus supplement to Nasdaq as are required by such exchange.

5.            Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on Nasdaq; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Managers, including the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement, the Registration Statement the Prospectus and the Disclosure Package and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.            Conditions to the Obligations of the Manager. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)           The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement, as applicable, shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(w) of this Agreement; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused the Company Counsel and In-House Counsel, to furnish to such Managers, on every date specified in Section 4(l) of this Agreement, their opinions and negative assurance letter, as applicable, dated as of such date and addressed to such Managers, in form and substance satisfactory to such Managers.

(c)           Such Managers shall have received from Managers’ Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to such Managers, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished or caused to be furnished to such Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the President or Chief Financial Officer of the Company, dated as of such date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)           The Company shall have requested and caused the Accountants to have furnished to such Managers, on every date specified in Section 4(n) hereof and to the extent requested by such Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to such Managers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package.

(f)            Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of such Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g)           The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(h)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)            The Shares shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to such Managers, to the extent this Agreement and the transactions contemplated hereunder require the filing of a Listing of Additional Shares Notification form with Nasdaq.

(j)            Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to such Managers such further information, certificates and documents as such Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the applicable Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager with respect to itself only. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Following any such cancellation by a Manager, this Agreement shall remain in effect as to the other Manager that has not exercised its right to cancel this Agreement pursuant to this Section 6 and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to only such other Manager.

The documents required to be delivered by this Section 6 shall be delivered at the office of Milbank LLP, counsel for the Managers, at 55 Hudson Yards, New York, New York 10001 on each such date as provided in this Agreement.

7.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Managers, the directors, officers, employees, affiliates and agents of the Managers and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that the name and contact information of the Managers in the Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Managers for inclusion in the Prospectus Supplement, the Prospectus, any Interim Prospectus Supplement or any Issuer Free Writing Prospectus.

(b)           Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Managers, but only with reference to the Manager Information. This indemnity agreement will be in addition to any liability which the Managers may otherwise have.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Managers on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Managers be required to contribute any amount in excess of the amount by which the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Managers hereunder exceeds the amount of any damages that the Managers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Managers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Managers shall have the same rights to contribution as the Managers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.              Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through a Manager for the Company, then Section 4(r) shall remain in full force and effect, (ii) with respect to any pending sale, through the Managers for the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 10, 11, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 10, 11, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until March 31, 2023 unless earlier terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties or upon settlement of the sale of all Shares in the aggregate in one or more offerings; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 10 shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)            In the case of any purchase of Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.            Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

10.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

11.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed and confirmed to the Managers c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; c/o AmeriVet Securities, Inc., 1155 Avenue of the Americas, 14th Floor, New York, New York 10036, Attn: Florian Jaze; c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attn: Attn: Syndicate Registration Fax: 646-834-8133; c/o BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attn:  ATM Execution Group, Email: dg.atm.execution@bofa.com; BBVA Securities Inc., 1345 Avenue of the Americas, 44th Floor, New York, New York 10105, Attn: David Barcus, US Head of HY Capital Markets, Email: David.Barcus@bbva.com; BNP Paribas Securities Corp., 787 7th Avenue, New York, NY 10019, Attn: Damir Tanovic (email: dl.bnpp_atm_execution@us.bnpparibas.com), telephone: 917-238-2388; c/o Citigroup Global Markets Inc., General Counsel (Facsimile: (646) 291 1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY, 10013, Attention: General Counsel; c/o Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attn: Douglas Cheng, Email: douglas.cheng@ca-cib.com with a copy to equitycapitalmarkets@ca-cib.com; c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Craig Wiele; c/o Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attn: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attn: General Counsel, fax: (646) 374-1071; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; c/o J.P. Morgan Securities LLC, 383 Madison Avenue, 6th floor, New York, NY 10179, Attn: Stephanie Little, Email: stephanie.y.little@jpmorgan.com, Facsimile: (312) 300-7716; Loop Capital Markets, 111 West Jackson Blvd., Suite 1901, Chicago, Illinois 60604, Attn: Stephen Berkeley - Chief Compliance Officer and Regulatory Counsel, Phone: 312.913.2225, Email: Stephen.Berkeley@loopcapital.com; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attn: Equity Syndicate Department (fax no: (212) 214-5918), Email: wellsfargospecialequitiestrading@wellsfargo.com or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it c/o United Airlines Holdings, Inc., 233 South Wacker Drive, Chicago, IL 60606, Attention: Treasurer and General Counsel, Facsimile: (872) 825-0316.

12.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.           No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Managers and any affiliate through which it may be acting, on the other, (b) the Managers are acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Managers have advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Managers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Managers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers with respect to any entity or natural person.

14.          Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the subject matter hereof, other than that certain letter agreement dated March 3, 2021 between the Company and the Managers.

15.          Applicable Law. This Agreement and any Terms Agreement and any claim, controversy or dispute relating to or arising from this Agreement and any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.          Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.           Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any Terms Agreement or any document to be signed in connection with this Agreement or any Terms Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

18.          Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.           Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“BHC Act Affiliate” shall mean “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall mean default right as defined and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii), the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (v) the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Manager Information” shall mean statements in or omissions from the Registration Statement, the Prospectus or any Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Managers expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the third sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement).

“Interim Prospectus Supplement” shall mean any prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(w) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers.

Very truly yours,

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Morgan Stanley & Co. LLC

By:	/s/ Daniel Danev
Name: Daniel Danev
Title: Vice President

AmeriVet Securities, Inc.

By:	/s/ Florian Jaze
Name: Florian Jaze
Title: Chief Financial Officer

Barclays Capital Inc.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Jay Johnston
Name: Jay Johnston
Title: Managing Director

BBVA Securities Inc.

By:	/s/ David A. Barcus
Name: David A. Barcus
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

BNP Paribas Securities Corp.

By:	/s/ Stephan B. Nawrocki
Name: Stephan B. Nawrocki
Title: Managing Director

BNP Paribas Securities Corp.

By:	/s/ Janet Kim
Name: Janet Kim
Title: Managing Director

Citigroup Global Markets Inc.,

By:	/s/ Rohith Adavikolanu
Name: Rohith Adavikolanu
Title: Director

Credit Agricole Securities (USA) Inc.

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director

Credit Suisse Securities (USA) LLC

By:	/s/ Christopher Camia
Name: Christopher Camia
Title: Director

[Signature Page to Equity Distribution Agreement]

Deutsche Bank Securities Inc.

By:	/s/ Ben Selinger
Name: Ben Selinger
Title: Director

Deutsche Bank Securities Inc.

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

Goldman Sachs & Co. LLC

By:	/s/ Elizabeth Reed Wood
Name: Elizabeth Reed Wood
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

Loop Capital Markets LLC

By:	/s/ Sidney Dillard
Name: Sidney Dillard
Title: Partner

Wells Fargo Securities, LLC

By:	/s/ Michael J. Tiedemann
Name: Michael J. Tiedemann
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Authorized Company Representatives

Chief Executive Officer

Chief Financial Officer

Treasurer

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

ANNEX I

UNITED AIRLINES HOLDINGS, INC.
Common Stock

Terms Agreement

______, 20__

[Applicable Manager]

Dear Ladies and Gentlemen:

United Airlines Holdings, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated March 3, 2021 (the “Equity Distribution Agreement”), among the Company and Morgan Stanley & Co. LLC, AmeriVet Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Loop Capital Markets LLC and Wells Fargo Securities, LLC (collectively, the “Managers”), to issue and sell to the Managers the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Managers, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Managers is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [applicable Manager] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [applicable Manager] and the Company.

United Airlines Holdings, Inc.

By:
Name:
Title:

ACCEPTED as of the date
first written above.

[Applicable Manager]

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares:
Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

Price to Public:

Purchase Price by [applicable Manager]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1) The opinion referred to in Section 4(l).

(2)  The opinion referred to in Section 4(m).
(3)  The accountants’ letter referred to in Section 4(n).
(4)  The officers’ certificate referred to in Section 4(k).
(5)  Such other documents as [applicable Manager] shall reasonably request.